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                                                                EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Selected financial data" and to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-81044, 333-19753, 333-59902, 333-74197 and
333-86728) (pertaining to the 1991 Qualified Stock Option Plan, the Amended and Restated 1993 Stock Option and Restricted Stock Purchase Plan, the 1995 Amended and Restated Non-Employee Director Stock Option Plan and the 1998 Non-Executive Employee Stock Option and Restricted Stock Purchase Plan) and Form S-3 (Nos. 333-95361, 333-33986, 333-37630, 333-45818, 333-49628, 333-59346, 333-63514,
333-99559, and 333-99673) of our report dated February 27, 2003 with respect to the consolidated financial statements of Electric Fuel Corporation for each of the three years included in the period ended December 31, 2002 included in this amended Annual Report (Form 10-K/A) for the year ended December 31, 2002.



                                                 /S/    KOST FORER & GABBAY
                                               --------------------------------
                                                        Kost Forer & Gabbay
                                               A Member of Ernst & Young Global



Tel-Aviv, Israel
May 8, 2003

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